As filed with the Securities and Exchange Commission on August 11, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Brilliant Earth Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	87-1015499
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

300 Grant Avenue, Third Floor
San Francisco, California 94108
(800) 691-0952
(Address of principal executive offices) (Zip code)

Brilliant Earth Group, Inc. 2021 Incentive Award Plan
Brilliant Earth Group, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plans)

Alex Grab, Esq.
General Counsel
Brilliant Earth Group, Inc.
300 Grant Avenue, Third Floor
San Francisco, California 94108
(800) 691-0952
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:
Tad J. Freese
Jenna B. Cooper
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10022
Telephone: (212) 906-1200
Fax: (212) 751-4864

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer ☒	Smaller reporting company
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 576,871 shares of Brilliant Earth Group, Inc.’s (the “Registrant”) Class A common stock, par value $0.0001 per share, that became available for issuable pursuant to the following employee benefit plans for which a registration statement of the Company on Form S-8 (File No. 333-259736) is effective: (i) the Company’s 2021 Incentive Award Plan (the “2021 Plan”) and (ii) the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-259736), filed with the Securities and Exchange Commission (the “Commission”), relating to the 2021 Plan and the 2021 ESPP, are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8.	Exhibits

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40836) filed with the Commission on September 27, 2021)

4.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40836) filed with the Commission on September 27, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)
99.1
Brilliant Earth Group, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-259736), filed with the Commission on September 23, 2021)

107.1*	Filing Fee Table
*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 11, 2022.
                                    BRILLIANT EARTH GROUP, INC.

    By: /s/ Jeffrey Kuo
     Jeffrey Kuo
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Beth Gerstein and Jeffrey Kuo, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Beth Gerstein	Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2022
Beth Gerstein

/s/ Jeffrey Kuo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2022
Jeffrey Kuo

/s/ Eric Grossberg	Executive Chairman of the Board	August 11, 2022
Eric Grossberg

/s/ Ian M. Bickley	Director	August 11, 2022
Ian M. Bickley

/s/ Jennifer N. Harris.	Director	August 11, 2022
Jennifer N. Harris

/s/ Attica A. Jaques	Director	August 11, 2022
Attica A. Jaques

/s/ Beth E. Kaplan	Director	August 11, 2022
Beth E. Kaplan

/s/ Gavin M. Turner	Director	August 11, 2022
Gavin M. Turner